Exhibit (a)(1)(D)

Offer to Purchase for Cash by

CIM Commercial Trust Corporation

of

Up to 2,693,580 Shares of its Series L Preferred Stock

At a Purchase Price of $29.12 Per Share,

to be paid in ILS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2019 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 22, 2019

To Our Clients:

CIM Commercial Trust Corporation, a Maryland corporation and publicly traded real estate investment trust (the “Company”), is offering to purchase for cash up to 2,693,580 shares of its issued and outstanding Series L Preferred Stock, par value $0.001 per share (“Series L Preferred Stock”), representing one third of the outstanding shares of Series L Preferred Stock, at a price of $29.12 U.S. dollars (“USD”) per share (the “Purchase Price”) or 102.64% of the stated value of the Series L Preferred Stock (of which $1.39 USD, or 4.90%, reflects the amount of dividends on the Series L Preferred Stock that will have accrued as of the Expiration Date), to be paid in New Israeli Shekels (“ILS”) as described below, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer to Purchase, dated October 22, 2019 (the “Offer to Purchase”), the related Letter of Transmittal (as defined in the Offer to Purchase) and the related Acceptance Notice (as defined in the Offer to Purchase) (which, together with any amendments and supplements thereto, collectively constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares of Series L Preferred Stock registered in your name or in the name of your nominee.

The Purchase Price, together with past payments and dividends per share paid by the Company in respect of Series L Preferred Stock, represents a 1.13x multiple on invested capital per share (on both a USD and ILS basis) since the date of original issuance.(1)

The Purchase Price will be paid in cash in ILS, based on the weighted average of the USD/ILS exchange rates of all the transactions (which shall be one or more) completed by the bank(s) through which payment is converted by the Company from USD to ILS on the first U.S. and Israeli business day prior to the Settlement Date (as defined in Section 5, “Acceptance of Tendered Shares; Return of Unaccepted Shares”, of the Offer to Purchase).

THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE RELATED ACCEPTANCE NOTICE CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ THEM IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF SERIES L PREFERRED STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF SERIES L PREFERRED STOCK.

Only shares of Series L Preferred Stock properly tendered, and not properly withdrawn, will be eligible to be purchased in the Offer. However, because of the proration provision described in the Offer to Purchase, all of the shares of Series L Preferred

(1)  The multiples on invested capital rely on the following assumptions:  (1) shares of Series L Preferred Stock were acquired by a given holder at the original issuance on November 21, 2017 (the “Series L Closing”) at a price of 98.75 ILS per share (or approximately $28.09 USD per share, as converted at the representative exchange rate of 3.5160 ILS/USD on November 20, 2017, as published by the Bank of Israel on its website) (the “Original Issuance Price”); (2) the payment in respect of Series L Preferred Stock refers to the commitment fee of 2.5% of the Original Issuance Price that was paid at the Series L Closing to “classified investors” (representing purchasers of approximately 99.6% of the Series L Preferred Stock issued at the Series L Closing); (3) the dividend in respect of Series L Preferred Stock refers to the dividend paid on January 17, 2019 of 6.3552 ILS per share (or approximately $1.72 USD per share, as converted at the representative exchange rate of 3.6880 ILS/USD on January 17, 2019, as published by the Bank of Israel on its website); (4) the Purchase Price of $29.12 USD, which will be paid in ILS, is assumed to be converted by the Company at an exchange rate of 3.5330 ILS/USD on October 21, 2019, as published by the Bank of Israel on its website, for an actual purchase price in respect of tendered shares (based on such assumed rate) of approximately 102.88 ILS per share; and (5) the multiples do not include the effect of any inflation, applicable taxes or spread in exchange ratios, which may cause actual results to vary materially from the multiples.  Any deviation from these assumptions may lead to a materially different result.  The exchange rate at which the Purchase Price is actually converted to ILS for payment may vary significantly from these assumptions.  Holders of Series L Preferred Stock are encouraged to assess their own multiple on invested capital prior to deciding whether and to what extent to tender their shares of Series L Preferred Stock.

Stock tendered may not be purchased if more than the number of shares of Series L Preferred Stock sought by the Company are properly tendered and not properly withdrawn. Shares of Series L Preferred Stock tendered but not purchased by the Company pursuant to the Offer, including as a result of any proration of shares tendered in the Offer, will be returned as promptly as practicable following the Expiration Date. See Section 1, “Terms of the Offer; Proration”, Section 3, “Procedures for Tender”, Section 4, “Withdrawal of Tenders”, and Section 5, “Acceptance of Tendered Shares; Return of Unaccepted Shares”, of the Offer to Purchase.

On the terms and subject to the conditions of the Offer, if the number of shares of Series L Preferred Stock properly tendered and not properly withdrawn prior to the Expiration Date exceeds 2,693,580 shares of Series L Preferred Stock, the Company will purchase a portion of such Series L Preferred Stock, on a pro rata basis (provided that the Company will not purchase any fractional shares), until the Company has purchased 2,693,580 shares of Series L Preferred Stock. Because of such proration, it is possible that the Company will not purchase all of the shares of Series L Preferred Stock that you tender. See Section 1, “Terms of the Offer; Proration”, Section 3, “Procedures for Tender”, and Section 4, “Withdrawal of Tenders”, of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares of Series L Preferred Stock held for your account. As such, we are the only ones who can tender your shares of Series L Preferred Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares of Series L Preferred Stock we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the shares of Series L Preferred Stock we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.                                      YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF SERIES L PREFERRED STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF SERIES L PREFERRED STOCK.

2.                                      If you want to tender shares, you may tender your shares of Series L Preferred Stock for the Purchase Price (of which $1.39 USD reflects the amount of dividends on the Series L Preferred Stock that will have accrued as of the Expiration Date), as converted to ILS as described above, less any applicable withholding taxes and without interest.

3.                                      The Offer is not conditioned upon the receipt of financing or any minimum or maximum number of shares of Series L Preferred Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, “Conditions of the Offer”, of the Offer to Purchase.

4.                                      The Offer and withdrawal rights will expire at 9:00 A.M., New York City time, on November 20, 2019 unless the Offer is extended or earlier terminated by the Company.

5.                                      You should consult with us as to whether any charges will apply as a result of your instruction to us to tender your shares of Series L Preferred Stock on your behalf. Except as set forth in the Offer to Purchase and the Letter of Transmittal, you will not be obligated to pay any transfer taxes on the Company’s purchase of shares tendered by you in the Offer.

6.                                      Any tendering stockholder or other payee who fails to complete, sign and return to the U.S. Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from U.S. federal backup withholding tax. See Section 3, “Procedures for Tender”, of the Offer to Purchase.

7.                                      The Company is not offering to purchase, and will not accept, any fractional shares in the Offer.

If you wish to have us tender all or a portion of your shares of Series L Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 9:00 A.M., New York City time, on November 20, 2019 unless the Offer is extended or earlier terminated by the Company.

This Offer is being made solely under the Offer to Purchase, the related Letter of Transmittal, the related Acceptance Notice and any amendments or supplements thereto, and is being made to all holders of the Company’s shares of Series L Preferred Stock. The Offer is intended only to be available to holders of Series L Preferred Stock within the United States and Israel, pursuant to the applicable laws of such jurisdictions. The Company is not aware of holders of Series L Preferred Stock in any other jurisdiction.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, THE ISRAELI TENDER OFFER COORDINATOR, THE U.S. INFORMATION AGENT OR THE U.S. DEPOSITARY (EACH AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF SERIES L PREFERRED STOCK IN THE OFFER. YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR SHARES OF SERIES L PREFERRED STOCK IN THE OFFER AND, IF SO, THE NUMBER OF SUCH SHARES TO TENDER. THE COMPANY HAS NOT RETAINED, AND DOES NOT INTEND TO RETAIN, ANY UNAFFILIATED REPRESENTATIVE TO ACT SOLELY ON BEHALF OF THE HOLDERS OF SERIES L PREFERRED STOCK FOR PURPOSES OF NEGOTIATING THE OFFER OR PREPARING A REPORT CONCERNING THE FAIRNESS OF THE OFFER.  BEFORE MAKING YOUR DECISION, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE INTO, THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE ACCEPTANCE NOTICE INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2, “PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS”, OF THE OFFER TO PURCHASE. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR US.

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INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

CIM Commercial Trust Corporation

of

Up to 2,693,580 Shares of its Series L Preferred Stock

At a Purchase Price of $29.12 Per Share,

as converted to New Israeli Shekels

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 22, 2019 (the “Offer to Purchase”), the Letter of Transmittal and the Acceptance Notice (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), by CIM Commercial Trust Corporation, a Maryland corporation and publicly traded real estate investment trust (the “Company”), to purchase for cash up to 2,693,580 shares of its issued and outstanding Series L Preferred Stock, par value $0.001 per share (“Series L Preferred Stock”), representing one third of the outstanding shares of Series L Preferred Stock, at a price of $29.12 U.S. dollars per share or 102.64% of the stated value of the Series L Preferred Stock, which is $28.37 (of which $1.39 USD, or 4.90%, reflects the amount of dividends on the Series L Preferred Stock that will have accrued as of 9:00 A.M., New York City time, on November 20, 2019), to be paid in New Israeli Shekels as described therein, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender the number of shares of Series L Preferred Stock indicated below or, if no number is indicated, all shares of Series L Preferred Stock you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares of Series L Preferred Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Series L Preferred Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility (other than transfer taxes to the extent provided in Section 5, “Acceptance of Tendered Shares; Return of Unaccepted Shares”, of the Offer to Purchase). In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned or otherwise required by applicable law to be withheld by the Company. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of whole shares of Series L Preferred Stock tendered:                      shares*

*                 Unless otherwise indicated, it will be assumed that all shares of Series L Preferred Stock held by us for your account are to be tendered.

Signature(s):

Name(s):

(Please Type or Print)

Social Security or Tax ID Number:

Address(es):

Zip Code:

Area Code and Telephone Number:

Dated:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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